Exhibit 5.1

April 18, 2018

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

This Opinion Letter is furnished to you in connection with your Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on April 18, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Earthstone Energy, Inc., a Delaware corporation (the “Company”), certain of its direct and indirect wholly owned subsidiaries listed in Schedule A hereto (collectively, the “Relevant Parties”), and the party listed on Schedule B hereto (the “Other Party,” and together with the Company and the Relevant Parties, the “Registrant”), of an indeterminate number of (i) shares of Class A Common Stock, $0.001 par value per share of the Company (the “Class A Common Stock”), (ii) shares of Preferred Stock, $0.001 par value per share of the Company (the “Preferred Stock”), (iii) senior and subordinated debt securities (the “Debt Securities”), (iv) guarantees (the “Guarantees”) of the Debt Securities by one or more of the Relevant Parties and the Other Party (the “Guarantors” and, together with the Company, the “Obligors”) and named in the Registration Statement, (v) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), (vi) rights to purchase Class A Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Rights”), (vii) warrants to purchase Class A Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”), and (viii) units consisting of two or more of the foregoing securities, having a maximum aggregate public offering price of $750,000,000.00. The Registration Statement provides that the Class A Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Rights, Warrants and Units may be sold from time to time in one or more offerings up to a total public offering price of $750,000,000.00 on terms and subject to limitations to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed necessary or appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

This opinion letter is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Utah Revised Business Corporation Act. In particular, we do not purport to pass on any matter governed by the laws of British Columbia, Canada.

This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

For purposes of the opinions expressed in paragraphs (1) through (9) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Class A Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Class A Common Stock, together with the total number of shares of Class A Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Class A Common Stock under the Company’s Third Amended and Restated Certificate of Incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) through (9) below, without limiting any other exceptions or qualifications set forth herein, we have also assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Third Amended and Restated Certificate of Incorporation, as amended and then in effect, and that the Company will not create a series of Preferred Stock that is assessable.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.
When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Class A Common Stock Authorizing Resolution”) and (ii) shares of Class A Common Stock have been issued as contemplated in the Class A Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Class A Common Stock Authorizing Resolution, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

2.
When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”) and (ii) shares of Preferred Stock have been issued as contemplated in the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution, then (A) the Preferred Stock will be validly issued, fully paid and non-assessable and (B) if the Preferred Stock is convertible into Class A Common Stock, the Class A Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and non-assessable.

3.
When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”); (ii) any required indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) the trustee under the applicable indenture has been duly qualified under the Trust Indenture Act; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) any shares of Class A Common Stock or Preferred Stock issuable upon conversion of the Debt Securities, if applicable, have been duly and validly authorized for issuance; (vi) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture; and (vii) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Class A Common Stock or Preferred Stock, the Class A Common Stock or Preferred Stock, if and when issued upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable.

4.	When (i) the terms of the Rights and the applicable rights agreement are established or authorized and the Rights are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Rights Authorizing Resolution”); (ii) the Rights are duly executed by the Company and all conditions for delivery of the Rights established in the Rights Authorizing Resolution have been met; and (iii) the Rights are delivered by the Company against receipt by the Company of the consideration, if any, therefor provided for in the Rights Authorizing Resolution, then such Rights will be binding obligations of the Company.

5.
When (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Warrants Authorizing Resolution”); (ii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met; and (iii) the Warrants are delivered by the Company against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then such Warrants will be binding obligations of the Company.

6.
When: (i) the Board of Directors of the Company or a duly authorized committee thereof (the “Depositary Shares Authorizing Resolution”) has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (ii) the deposit agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related depositary receipts (the “Depositary Receipts”) have been duly authorized in the Depositary Shares Authorizing Resolution and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (iv) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

7.
When (i) the terms of the Units and the applicable terms of the securities included in the Units are established and the Units are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Units Authorizing Resolution”); (ii) the Units are duly executed by the Company and all conditions for delivery of the Units established in the Units Authorizing Resolution have been met; and (iii) the Units are delivered by the Company against receipt by the Company of the consideration therefor provided for in the Units Authorizing Resolution, then such Units will be binding obligations of the Company.

8.
When (i) the indenture has been duly executed and delivered by the Company, Guarantors, and the trustee and (ii) the Guarantees have been executed and delivered by the Guarantors in accordance with the indenture and assuming the issuance has been authorized by the Board of Directors or governing body of the Guarantors, then each Guarantee will constitute a valid and binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

9.
The Company is validly existing as a corporation under the laws of the State of Delaware, and each of the Relevant Parties is validly existing as an entity under the laws of its applicable state of organization.

The opinions expressed in this Opinion Letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

Schedule A

Relevant Parties

State or Other Jurisdiction of Incorporation or Organization
Earthstone Energy Holdings, LLC	Delaware
Earthstone Operating, LLC	Texas
Earthstone Legacy Properties, LLC	Texas
EF Non-Op, LLC	Texas
Sabine River Energy, LLC	Texas
Lynden USA Inc.	Utah
Lynden USA Operating, LLC	Texas
Bold Energy III LLC	Texas
Bold Operating, LLC	Texas

Schedule B

Other Party

State or Other Jurisdiction of Incorporation or Organization
Lynden Energy Corp.	British Columbia, Canada

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